UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013

COMSTOCK MINING INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 26, 2013, Comstock Mining Inc. (the “Company”) announced its public offering and sale of 4,146,920 shares of the Company’s common stock (the “Shares”) at a public offering price of $2.11 per share. The offering of the Shares closed on August 29, 2013.

Copies of the Company’s press releases announcing the pricing and closing of the offering of the Shares are attached to this report as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The opinion of McDonald Carano Wilson LLP regarding the validity of the Shares is attached hereto as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

5.1	Opinion of McDonald Carano Wilson LLP regarding the validity of the Shares.
99.1	Press release dated August 26, 2013 announcing pricing of the offering.
99.2	Press release dated August 29, 2013 announcing closing of the offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: August 29, 2013	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: President, Chief Executive Officer and Director

EXHIBIT INDEX

5.1	Opinion of McDonald Carano Wilson LLP regarding the validity of the Shares.
99.1	Press release dated August 26, 2013 announcing pricing of the offering.
99.2	Press release dated August 29, 2013 announcing closing of the offering.